UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2006
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32938	98-0481737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
27 Richmond Road
Pembroke HM 08, Bermuda
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (441) 278-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On December 5, 2006, Allied World Assurance Company, Ltd (“AWAC”), a subsidiary of Allied World Assurance Company Holdings, Ltd (the “Company”), and IPCRe Underwriting Services Limited (“IPCUSL”) executed Amendment No. 5 (“Amendment No. 5”), dated as of December 1, 2006, to the Underwriting Agency Agreement, dated December 1, 2001 as amended, by and between AWAC and IPCUSL (the “Agency Agreement”). On December 5, 2005, AWAC delivered notice to IPCUSL terminating the Agency Agreement effective as of November 30, 2007. Pursuant to Amendment No. 5, AWAC and IPCUSL mutually agreed to terminate the Agency Agreement effective as of November 30, 2006. In accordance with Amendment No. 5, AWAC shall pay to IPCUSL a $400,000 early termination fee, $250,000 of which is immediately payable and $75,000 of which is payable on each of December 1, 2007 and 2008, respectively. AWAC will also continue to pay to IPCUSL any agency commissions due under the Agency Agreement for any and all business bound prior to November 30, 2006, and IPCUSL will continue to service such business until November 30, 2009 pursuant to the Agency Agreement. As of December 1, 2006, the Company began to produce, underwrite and administer property catastrophe treaty reinsurance business on its own behalf.
     American International Group, Inc. (“AIG”) was one of the founding investors that formed the Company in 2001 and is a principal shareholder of the Company. AIG was also a principal shareholder of IPC Holdings, Ltd., the parent company of IPCUSL, until August 2006. A copy of Amendment No. 5 is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of Amendment No. 5 contained herein is qualified in its entirety by reference to Amendment No. 5 filed herewith.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 5, dated as of December 1, 2006, to the Underwriting Agency Agreement, dated December 1, 2001, as amended, by and between Allied World Assurance Company, Ltd and IPCRe Underwriting Services Limited.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
Dated: December 7, 2006	By:	/s/ Wesley D. Dupont
		Name:	Wesley D. Dupont
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 5, dated as of December 1, 2006, to the Underwriting Agency Agreement, dated December 1, 2001, as amended, by and between Allied World Assurance Company, Ltd and IPCRe Underwriting Services Limited.